EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Talon International, Inc. of our report dated April 11, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule which appear in the Annual Report on Form 10-K of Talon International Inc, for the year ended December 31, 2007.

/s/ SingerLewak LLP
 SingerLewak LLP

Los Angeles, California
July 16, 2008